UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2021

Camping World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37908	81-1737145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkway Drive, Suite 270

Lincolnshire, IL 60069

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (847) 808-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CWH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2021, Daniel G. Kilpatrick notified Camping World Holdings, Inc. (the “Company”) of his resignation as a Class II director of the Company’s Board of Directors (the “Board”), effective on such date. Mr. Kilpatrick was appointed to the Board pursuant to a designation right held by Crestview Advisors, L.L.C. (“Crestview”) under the Company’s Voting Agreement with CWGS Holding, LLC, ML RV Group, LLC, CVRV Acquisition II LLC, CVRV Acquisition LLC and Crestview (the “Voting Agreement”). Due to a recent decrease in the number of shares of the Company’s Class A common stock (including common membership units of CWGS Enterprises, LLC that are redeemable for Class A common stock) held by entities affiliated with Crestview, Crestview’s Board designation right under the Voting Agreement has decreased from two to one designee, resulting in the resignation of Mr. Kilpatrick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPING WORLD HOLDINGS, INC.

By:	/s/ Brent L. Moody
Name:	Brent L. Moody
Title:	President

Date: February 24, 2021